EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-105946 of First Security Group, Inc. on Form S-8 of our report dated January 31, 2003, appearing in the Annual Report on Form 10-K of First Security Group, Inc. for the year ended December 31, 2002.

/s/ JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee
June 12 , 2003